SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                              WCI Communities, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                                Icahn Onshore LP
                                CCI Onshore Corp.
                          Icahn Partners Master Fund LP
                       Icahn Partners Master Fund II L.P.
                       Icahn Partners Master Fund III L.P.
                                Icahn Offshore LP
                               CCI Offshore Corp.
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                  Carl C. Icahn
                                 David Schechter
                                Jonathan R. Macey
                                Peter C. Clapman
                             Auguste E. Rimpel, Jr.
                                  Howard Lorber
                                Michael L. Ashner
                                Jerome M. Becker
                                   Sumner Baye
                               Hugh F. Culverhouse
                                Keith A. Meister
                               Vincent J. Intrieri
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

     On August 20, 2007, Carl Icahn and certain of his affiliates terminated their solicitation of proxies in connection with the election of directors to the Board of Directors (the "Board") of WCI Communities, Inc. ("WCI") at WCI's 2007 Annual Meeting of Stockholders (the "2007 Annual Meeting"), pursuant to an agreement (the "Agreement"), by and among WCI and Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the "Icahn Parties").

     Pursuant to the Agreement, (i) the Board has duly adopted a resolution providing that immediately prior to the 2007 Annual Meeting the size of the Board will be decreased from ten to nine members, (ii) the Icahn Parties have agreed to withdraw their slate of directors in the existing proxy contest with WCI in connection with the 2007 Annual Meeting and (iii) WCI will nominate for election and approve at the 2007 Annual Meeting Don E. Ackerman, Charles E. Cobb, Jr. and Hilliard M. Eure, III, who currently serve on the WCI Board (collectively and together with their successors, the "Incumbent Nominees"), as well as three candidates designated by the Icahn Parties, Carl C. Icahn, Keith Meister and David Schechter (collectively and together with their successors, the "Icahn Nominees"). In addition, WCI and the Icahn Parties have agreed to nominate and approve Craig W. Thomas, a Portfolio Manager at S.A.C. Capital Advisors, LLC, Nick Graziano, a Managing Director of Sandell Asset Management Corp., and Yale Law professor Jonathan R. Macey (collectively and together with their successors, the "Other Stockholders Nominees"), each of whom will be nominated and approved for election as directors by WCI for election at the 2007 Annual Meeting. The Agreement also provides that the Icahn Parties will vote in favor of such nominees at the 2007 Annual Meeting and the 2008 Annual Meeting of Stockholders, unless WCI is subject to a proxy contest by a third party seeking to replace the Icahn Nominees or that would have the effect, if successful, of decreasing below 1/3, the percentage of the Icahn Nominees' representation on the Board.

     Also, pursuant to the Agreement, WCI has amended its poison pill to raise the trigger of the pill from 15% to 25% (and to exclude therefrom securities, including convertible securities, purchased from WCI pursuant to an offering by WCI to all of its stockholders).

     In addition, pursuant to the Agreement, WCI has amended its Third Amended and Restated By-laws (the "By-laws") to provide, among other things, that from the date of the 2007 Annual Meeting until immediately prior to the date of WCI's 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"), the affirmative vote of 88.88% of the authorized number of directors will be required to increase or decrease the size of the Board. The amendment to the Bylaws also established three nominating committees comprised of the Incumbent Nominees, the Icahn Nominee and the Other Stockholders Nominees that are from time to time members of the Board, and their successors, as applicable, with the exclusive power and the authority, from August 31, 2007 to the date immediately prior to the date of the 2009 Annual Meeting, (i) to each nominate three (3) persons for election as directors at WCI's 2008 Annual Meeting of Stockholders, and (ii) to fill any vacancies created in the Board and such committee resulting from the resignation or other cessation in service of any Incumbent Nominee, Icahn Nominee or Other Stockholders Nominee, respectively. These amended provisions of the Bylaws can be amended by the Board only by the affirmative vote of 88.88% of the total authorized number of directors. The Board of Directors, and not any committee thereof, will have the power to select the nominees for the management slate of directors for election at the 2009 Annual Meeting. In addition, the supermajority voting provisions of the By-laws described above will terminate prior to the 2009 Annual Meeting.

     WCI has also agreed, pursuant to the Agreement, that promptly following August 20, 2007, but in no event later than four (4) business days following August 20, 2007, WCI will publicly disclose (in its earnings call or otherwise in a manner reasonably satisfactory to the Icahn Parties) any and all non-public information concerning WCI that prior to the date of such public disclosure has been made available by or on behalf of WCI to the Icahn Parties or any of their affiliates, representatives, advisors, or financing sources, including without limitation, via access to WCI's data room site established in connection with WCI's recent auction process, that constitutes material non-public information concerning WCI. WCI has advised that all of such information will be posted on WCI's website promptly following its second quarter earnings release date, which WCI has previously announced is scheduled for August 22, 2007. Accordingly, any person wishing to view any such information should visit WCI's website at www.wcicommunities.com after August 22, 2007.

     The Agreement will terminate immediately before the 2009 Annual Meeting, or immediately following the 2007 Annual Meeting if the Icahn Nominees and the Other Stockholders Nominees are not elected to the Board or do not constitute two-thirds of the members of the Board.

     WCI and the Icahn Parties issued a joint press release (the "Press Release") in connection with the foregoing. Copies of each of the Agreement and the Press Release are filed as Exhibit 1 and Exhibit 2 hereto, respectively, and each is incorporated herein by reference. Any descriptions herein of the Agreement or the Press Release are qualified in their entirety by reference to the Agreement and the Press Release, respectively, filed herewith.

     Representatives of the Reporting Persons have expressed to WCI, during discussions about settling the proxy contest, an interest in exploring the possibility of WCI making a rights offering to all WCI's stockholders and using all or a portion of the proceeds of the offering to reduce WCI's senior debt. The Reporting Persons believe that this may help strengthen WCI's balance sheet during current difficult economic conditions and which could position WCI to take advantage of market conditions when they improve, especially given that WCI's amended agreements with its senior lenders constrain, among other things, permitted housing inventory, and increases its cost of carrying such senior loans. However, the Reporting Persons made no firm determination as to the type of security which would be offered or whether a rights offering should in fact be made. Reporting Persons do expect that if the Icahn Nominees are elected to the Board, they will, subject to their fiduciary duties, raise the subject at a Board meeting.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF WCI COMMUNITIES, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.